Exhibit 3.2

Bylaws of
ClearOne, Inc.,
a Delaware corporation

Article I: Stockholders

Section 1.1.     Annual Meeting.

An annual meeting of the stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, on the date, and at the time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

Section 1.2.     Advance Notice of Nominations and Proposals of Business.

(a)           Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made prior to an annual meeting of stockholders (i) pursuant to the Corporation’s proxy materials with respect to such meeting or (ii) by or at the direction of the Board of Directors at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

(b)           A person shall not be eligible for election or re-election as a director at an annual meeting unless the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(c)            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected by or at the direction of the Board of Directors.

Section 1.3.      Special Meetings; Notice.

Subject to the requirements of applicable law, special meetings of stockholders may be called only by the Board of Directors. Notice of every special meeting shall state the purpose of the meeting and the business conducted at a special meeting of stockholders shall be limited to the business set forth in the notice of meeting. The Board of Directors may postpone or reschedule any previously called special meeting.

Section 1.4.     Notice of Meetings.

(a)            Notice of the place, if any, date and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at the meeting, except as otherwise provided in these bylaws or required from time to time by the DGCL or the Corporation’s Certificate of Incorporation).

(b)           When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholder and proxyholders may be deemed to be present in person of such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 1.5.      Quorum.

(a)            At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law.

(b)            If a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6.     Organization.

The Chair of the Board or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chair appoints.

Section 1.7.      Conduct of Business.

The chair of any meeting of stockholders shall determine the order of business and the rules of procedure for the conduct of the meeting, including the manner of voting and the conduct of discussion as the chair determines to be in order. The chair shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 1.8.      Proxies; Inspectors.

(a)            At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)            The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors.

Section 1.9.      Voting.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or these bylaws, all other matters shall be determined by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter by the holders of all shares present in person or represented by proxy at the meeting and entitled to vote.

Section 1.10.    Stock List.

(a)            A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting as required by law.

(b)            The stock list shall also be open to the examination of any such stockholder during the whole time of the meeting as provided by law. The corporation may look to this list as the sole evidence of the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.11.    No Action by Written Consent.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Article II: Board of Directors

Section 2.1.     Number, Election, Term and Qualifications of Directors.

(a)            Subject to the special right of the holders of common stock to elect directors, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

(b)            Directors need not be stockholders to be qualified for election or service as a director of the Corporation.

Section 2.2.     Removal; Resignation.

Any director of the Company’s board of directors or the entire board of directors may be removed at any time, with or without cause, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote at an election of directors. Any director may resign at any time upon notice given in writing or by election transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Section 2.3.     Newly Created Directorships and Vacancies.

Except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.

Section 2.4.     Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place, on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting the date of which has been so publicized shall not be required.

Section 2.5.     Special Meetings.

Special meetings of the Board of Directors may be called by the Chief Executive Officer or by two or more directors then in office and shall be held at the place, on the date, and at the time as they or he or she shall fix. Notice of the place, date, and time of each special meeting shall be given each director either (a) by mailing written notice not less than five (5) days before the meeting, or (b) by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.6.     Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 2.7.     Participation in Meetings by Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at the meeting.

Section 2.8.     Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these bylaws or required by law. The Board of Directors may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9.     Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed compensation for attending committee meetings.

Article III: Committees

Section 3.1.     Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Section 3.2.     Conduct of Business.

Unless the Board of Directors provides otherwise, each committee of the Board may make, alter, and repeal rules for the conduct of its business. Each committee shall keep minutes of its meetings and all action taken by it shall be reported to the Board.

Article IV: Officers

Section 4.1.     Generally.

The officers of the Corporation shall consist of a chief executive officer, a chief operating officer, a president, a chief financial officer, and a secretary, each of whom shall be appointed by the Board. Such other officers and assistant officers as may be deemed necessary, including any vice presidents, may also be appointed by the Board. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by the officers as may be designated by resolution of the Board.

Section 4.2.     Chief Executive Officer.

The Chief Executive Officer shall supervise and control all the business and affairs of the Corporation, subject to the direction of the Board. Unless a chair of the Board has been appointed, the Chief Executive Officer shall preside at all meetings of the Board or stockholders.

Section 4.3.     Chief Operating Officer

The Chief Operating Officer shall be responsible for overseeing all the operations of the Corporation, subject to the direction of the Chief Executive Officer.

Section 4.4.     President.

The President shall manage the day-to-day affairs of the Corporation, subject to the direction of the Chief Executive and Chief Operating Officers. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5.     Vice Presidents.

If appointed, the vice-president (or if there is more than one, each vice-president) shall assist the President and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors. If appointed, in the absence of the President or in the event of his death, inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice presidents in the order designated at the time of their election, or in the absence of, any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. (If there is no vice-president, then the Chief Financial Officer shall perform such duties of the President.)

Section 4.6.     Chief Financial Officer

The Chief Financial Officer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (iii) in general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. A controller may be appointed to assist the Chief Financial Officer.

Section 4.7.     Secretary.

The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records; (iv) when requested or required, authenticate any records of the Corporation; (v) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (vi) sign with the President, or a vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vii) have general charge of the stock transfer books of the Corporation; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors. Assistant secretaries if any, shall have the same duties and powers, subject to the supervision of the Secretary.

Section 4.8     Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.9.     Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 4.10.    Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer may exercise any right to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of, or with respect to any action of stockholders or equity holders of, any other corporation or entity that the Corporation may possess by reason of its ownership of securities or interests in the other corporation or entity.

Article V: Stock

Section 5.1.     Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chair of the Board, the Vice Chair of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her unless the Board of Directors provides by resolution that the common stock shall be uncertificated shares. Any or all of the signatures on the certificate may be by facsimile.

Section 5.2.     Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.3 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

Section 5.3.     Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to the regulations that the board of directors may establish concerning proof of the loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.4.     Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by the other regulations as the Board of Directors may establish.

Section 5.5.     Record Date.

(a)     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action described above; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(b)     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article VI: Notices

Section 6.1.     Notices.

If mailed, notice to stockholder shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.2.     Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Article VII: Miscellaneous

Section 7.1.     Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.2.     Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.3.     Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.4.     Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7.5.     Time Periods.

In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article VIII: Indemnification

Section 8.1.     Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2.     Right to Advancement of Expenses.

The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that the indemnitee is not entitled to be indemnified for the expenses under this Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.3.     Right of Indemnitee to Bring Suit.

If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim to the fullest extent permitted by law. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by (i) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to the suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 8 or otherwise shall be on the Corporation.

Section 8.4.     Non-exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5.     Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify the person against the expense, liability or loss under the Delaware General Corporation Law.

Section 8.6.     Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Article IX: Amendments

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these bylaws subject to the power of the stockholders of the Corporation to alter, amend or repeal the bylaws; provided, however, that, with respect to the powers of stockholders to make, alter, amend and repeal the bylaws, notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the stockholders of the Corporation required by law or these bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.66%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors shall be required to adopt, amend or repeal any provisions of these bylaws.